UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2007

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

 (Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 24, 2007, Biomet, Inc. (“Biomet”) announced that it will commence mailing this week of its definitive proxy materials to shareholders for approval for the proposed acquisition of Biomet by an entity currently controlled by private equity funds sponsored by each of The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts and Texas Pacific Group (the “Sponsor Group”). On December 18, 2006, Biomet announced that it had entered into an agreement to be acquired by the Sponsor Group in a merger transaction. The Sponsor Group has agreed to pay $44.00 in cash, without interest, for each common share of Biomet upon the closing of the merger. Biomet has scheduled a special meeting of shareholders for Friday, June 8, 2007 to consider and vote on the merger agreement and related transactions.  Biomet’s shareholders of record as of April 20, 2007 will be entitled to vote at the special meeting.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the proposed merger and required shareholder approval, Biomet filed with the SEC a definitive proxy statement, which will be mailed to the shareholders of Biomet on or about April 25, 2007. Biomet’s shareholders are urged to read the definitive proxy statement because the definitive proxy statement contains important information about the acquisition and Biomet. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain additional details on the transaction as well as free copies of the documents filed with the SEC by Biomet by going to Biomet’s Investor Relations page on its corporate website at http://www.Biomet.com.

Biomet and its officers and directors may be deemed to be participants in the solicitation of proxies from Biomet’s shareholders with respect to the merger. Information about Biomet’s executive officers and directors and their ownership of Biomet stock is set forth in the definitive proxy statement. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Biomet and its respective executive officers and directors in the merger by reading the definitive proxy statement filed with the SEC.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release dated April 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

/s/ Bradley J. Tandy
By: Bradley J. Tandy
Its: Senior Vice President, General Counsel and Secretary

Date: April 24, 2007